EXHIBIT 24.1



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
The CIT Group Holdings, Inc.:

     We consent to the use of our report dated January 17, 1995, relating to the consolidated balance sheets of The CIT Group Holdings, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994 incorporated by reference in this Registration Statement on Form S-3 of The CIT Group Holdings, Inc., which report appears in the December 31, 1994 Annual Report on Form 10-K of The CIT Group Holdings, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.

     Our report on the consolidated financial statements refers to a change in the method of accounting for postretirement benefits other than pensions in 1993.



                                                 KPMG Peat Marwick LLP


Short Hills, New Jersey
March 15, 1995